Exhibit 21

Subsidiaries of Grubb & Ellis Company

Subsidiaries		State of Incorporation
1.	Aequus Property Management Company	Texas
2.	Grubb & Ellis Affiliates, Inc.	Delaware
3.	Grubb & Ellis of Arizona, Inc.	Washington
4.	Grubb & Ellis Asset Services Company	Delaware
5.	Grubb & Ellis Europe, Inc.	California
6.	Grubb & Ellis Institutional Properties, Inc.	California
7.	Grubb & Ellis Management Services, Inc.	Delaware
Subsidiaries of Grubb & Ellis Management Services, Inc.:
	a. Grubb & Ellis Management Services of Michigan, Inc. (“GEMS of Michigan”)	Michigan
	b. Grubb & Ellis Management Services of Canada, Inc.	Canada
	c. GEMS Mexicana, S. DE R.L. DE C.V. (98% owned by GEMS, 2% owned by GEMS of Michigan, Inc.)	Mexico
	d. Grubb & Ellis Management Services of Brazil LTDA (98% owned by GEMS, 2% owned by GEMS of Michigan, Inc.)	Brazil
	e. GEMS of Sweden, AB	Sweden
	f. Crane Realty & Management Co.	California
Subsidiaries of Crane Realty & Management Co.:
	1. Crane Realty Services, Inc.	California
8.	Grubb & Ellis Mortgage Group, Inc.	California
9.	Grubb & Ellis Mortgage Services, Inc.	California
10.	Grubb & Ellis New York, Inc.	New York
11.	Grubb & Ellis of Michigan, Inc.	Michigan
12.	Grubb & Ellis of Nevada, Inc.	Nevada
13.	Grubb & Ellis Realty Advisers, Inc.	California
14.	Grubb & Ellis Consulting Services Company	Florida
Subsidiaries of Grubb & Ellis Consulting Services Company:
	a. Landauer Hospitality International, Inc.	Delaware
	b. Landauer Securities, Inc.	Massachusetts
15.	Grubb & Ellis Southeast Partners, Inc.	California
16.	HSM Inc.:	Texas
Subsidiaries of HSM Inc.:
	a. Henry S. Miller Financial Corporation	Texas
	b. HSM Condominium Corporation	Texas
	c. HSM Real Estate Services Corporation	Texas
	d. Miller Capital Corporation	Texas
	e. Miller Real Estate Services Corporation	Texas
17.	Leggat McCall/Grubb & Ellis, Inc.	Massachusetts
18.	Montclair Insurance Company, Ltd.	Bermuda
19.	White Commercial Real Estate	California
20.	Wm. A. White/Grubb & Ellis, Inc.	New York
21.	Wm. A White/Tishman East Inc.	New York